1 CONSENT OF INDEPENDENT AUDITORS We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-277002 and 333-283677), Form S-4 (No. 333-268400), and Form S-8 (Nos. 333-285019, 333-273703, 333-197898, 333-221274, and 333-268401) of Arthur J. Gallagher & Co. of our report dated March 31, 2025 relating to the financial statements of Dolphin Topco, Inc. which appears in this Current Report on Form 8-K/A dated October 27, 2025. /s/ PricewaterhouseCoopers LLP Tampa, Florida October 27, 2025 Exhibit 23.1